UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Vision-Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (845) 365-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 31, 2014, the Company held its 2014 Annual Meeting of Stockholders (“Annual Meeting”).  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2014 Proxy Statement, including an amendment to the Company’s certificate of incorporation (the “Amendment”). The Amendment was subsequently filed with the Secretary of State of the State of Delaware and effective as of July 31, 2014. A copy of the Amendment is attached hereto as Exhibit 99.1.

With respect to each of the proposals, the Company's stockholders voted as indicated below.

1.     Election of Directors (Proposal 1)

	For	Withheld	Abstentions	Broker Non-Votes
Katsumi Oneda	22,446,122	1,061,279		15,570,455
Cheryl Pegus	22,689,145	818,256		15,570,455

2.    Ratification of the Audit Committee's appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2013 (Proposal 2)

For	Against	Abstentions
38,988,728	77,840	11,288

3.    Amend The Company’s Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock (Proposal 3)

For	Against	Abstentions
38,273,702	701,153	103,001

There was no other business voted upon at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1      Amendment to the Company's Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Howard I. Zauberman
Name:	Howard I. Zauberman
Title:	President and Chief Executive Officer

Date:  August 1, 2014